UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Independent Proxy Advisory Firm ISS Recommends Common Stockholders Vote “FOR”

All Special Meeting Proposals

ISS is the Second Firm to Recommend Stockholders Vote “FOR” All Special Meeting Proposals Following

Glass Lewis Recommendation “FOR” All Special Meeting Proposals

Virginia Beach, VA, October 26, 2021 – Wheeler Real Estate Investment Trust, Inc. (the “Company” or “WHLR”) (NASDAQ: WHLR) today announced that independent proxy advisory firm, Institutional Shareholder Services (“ISS”), has recommended in its report issued on October 25, 2021 that WHLR common stockholders vote “FOR” all of the proposals in the Definitive Proxy Statement filed by the Company on October 4, 2021 relating to the removal of any cumulative dividend rights of holders of the Company’s Series A Preferred Stock and Series B Preferred Stock.

WHLR notes that ISS is now the second independent proxy advisory firm to recommend stockholders vote “FOR” all of the proposals at the Company’s November 3, 2021 Special Meeting of Common Stockholders following the recommendation from another leading proxy advisor firm, Glass Lewis, in a report issued on October 7, 2021.

In its report issued yesterday, ISS stated,1

“The company has faced pressure from activist investors over the past several years, which has led to a fully reconstituted board and changes in executive management. The proposed changes to the terms of the preferred shares appear to be one of the steps of the turnaround effort undertaken by the board.”

And

“Notwithstanding the opposition from the holder of preferred shares2, support for each proposal is warranted as the rationale for the proposed amendment appears reasonable given that the elimination of cumulative preferred dividends would improve the company’s financial condition and not otherwise adversely impact the rights of common shareholders.”

[1]	Permission to use quotations neither sought nor obtained.
[2]	ISS, in its report, is referring to Steamboat Capital Partners and its Schedule 13D/A filed with the Securities and Exchange Commission on October 14, 2021.

WHLR common stockholders are reminded that their vote is important, no matter how many or how few shares they own. The Company’s board of directors recommends that common stockholders vote “FOR” all of the proposals at the Company’s November 3, 2021 Special Meeting of Common Stockholders.

If you would like copies of the Definitive Proxy Statement filed by Wheeler in connection with the 2021 Special Meeting, have questions about any of the proposals, or require assistance voting your shares, please call the firm assisting us on this matter:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (877) 566-1922 (Toll-Free)

Email: info@okapipartners.com

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, visit www.whlr.us.

Forward-Looking Statements

This press release and related discussions should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties, and assumptions that are difficult to predict. These forward-looking statements include information concerning the Company’s plans, objectives, goals, strategies, future events, future revenues, performance, capital expenditures, financing needs and other information that is not historical information. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Given these risks and uncertainties, stockholders should not place undue reliance on forward-looking statements as a prediction of actual results. Unless required by law, the Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.